Exhibit No. 99.1

                          MIKRON INFRARED, INC REPORTS
                THREE AND SIX MONTH RESULTS FOR FISCAL YEAR 2003

                          Mikron Posts Record Profits.

Mikron Infrared, Inc. (NASD:MIKR) announced its financial results for the first six months and second quarter of its fiscal year ending October 31, 2003.

Mikron's six month sales and operating income were records for the company. Domestic sales (sales made by Mikron's US operations to customers located anywhere in the world) were 14% higher than sales for the first six months of 2002. Total net sales (which include the sales generated by the IMPAC companies acquired by Mikron in November 2002) were $10,505,663 for the six months ended April 30, 2003 compared to sales of $6,440,736 for the first six months ended April 30, 2002. Operating income for the six months ended April 30, 2003 from domestic operations was $828,604, and total operating income (including the IMPAC Companies) was $951,922, compared to $409,648 of operating income for the six months ended April 30, 2002. Both basic and fully diluted earnings per share were $.10 for the first six months of 2003 compared to $.05 for the same period in 2002.

Mikron's sales from domestic operations for the three months ended April 30, 2003 were $3,419,530 compared to $3,490,590 for the same period in 2002. Total net sales (which include the IMPAC Companies' sales for three months ended April 30, 2003) were $5,195,714. Operating income from domestic sales for the three months ended April 30, 2003 was $241,660, compared to $311,963 for the same period in 2002. Total operating income, including the IMPAC companies, was 251,152 for the three months ending April 30, 2003.

Gerry Posner, Mikron's President, commented that, "second quarter results should be viewed in the context of continued international economic uncertainty and the reluctance of Mikron's customers to place orders for capital equipment. Additionally, it should be noted that the involvement of IMPAC management in the assimilation process peaked during the second quarter, which in part contributed to the breakeven IMPAC quarter. With the major portion of this effort behind them, IMPAC management, once again, is focused on the fundamentals of their business. Although these factors detracted from overall performance in the second quarter compared to the first, I strongly believe that Mikron's trend will continue to be positive this year, notwithstanding the quarter-to-quarter fluctuations that prevailed during the first half of our fiscal year. Both sales and income are up significantly on a comparative half year basis, the IMPAC companies integration is proceeding well and incoming orders in the early part of the third quarter are strong."

Dennis Stoneman, Mikron's Executive Vice President added, "although increased expenditures for trade shows and seminars reduced profits in the second quarter, we anticipate the investments we made will have a positive effect on sales this fiscal year. Furthermore, we believe we will benefit from some trial systems we have placed with customers where we have the potential to sell multiple systems."


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

Mikron Infrared, Inc., founded in 1969, is a developer, manufacturer and marketer of infrared non-contact temperature measurement devices, temperature sensors, calibration sources and thermal imaging systems. Its executive offices and manufacturing facilities are located at 16 Thornton Road, Oakland, NJ (Tel. No. 201/405-0900)

Consolidated statements of operations
For the three and six months ended April 30, 2003 and 2002

                                               3 Months             3 Months              6 Months            6 Months
                                                Through              Through              Through              Through
                                            April 30, 2003       April 30, 2002        April 30, 2003       April 30, 2002
Revenues:
   Net Sales                                  $ 5,195,714          $ 3,490,590          $ 10,505,663          $ 6,440,736
   Royalties                                            0               34,074                16,112               71,822
                                              -----------          -----------          ------------          -----------
Total Revenues                                  5,195,714            3,524,664            10,521,775            6,512,558
                                              -----------          -----------          ------------          -----------
Costs and Expenses
Cost of goods sold                              2,576,145            1,882,332             5,336,684            3,542,274
Selling, General and Administrative             1,936,609            1,078,301             3,443,180            2,075,167
Research, Development And Engineering             431,808              252,068               789,989              485,469
                                              -----------          -----------          ------------          -----------
Total Costs and Expenses                        4,944,562            3,212,701             9,569,853            6,102,910
                                              -----------          -----------          ------------          -----------
Income from Operations                            251,152              311,963               951,922              409,648
Other Income (Expense):
Interest Expense                                  (75,630)                (894)             (133,304)             (18,278)

Other (Expense) Income, net                        (9,626)             (20,049)                 (970)             (24,083)
                                              -----------          -----------          ------------          -----------
Net Income Before
Income Taxes                                      165,896              291,020               817,648              367,287
Income Tax Provision                              (49,258)            (113,498)             (320,355)            (143,241)
                                              -----------          -----------          ------------          -----------
Net Income                                        116,638              177,522               497,293              224,046
                                              ===========          ===========          ============          ===========

Net Income per Share-Basic                    $      0.02          $      0.04          $       0.10          $      0.05
                                              ===========          ===========          ============          ===========
Weighted Average
Number of Shares-Basic                          4,908,200            4,288,200             4,814,950            4,288,200
                                              ===========          ===========          ============          ===========

Net Income per Share-Diluted                  $      0.02          $      0.04          $       0.10          $      0.05
                                              ===========          ===========          ============          ===========
Weighted Average
Number of Shares-Diluted                        5,165,030            4,622,624             5,071,780            4,622,624
                                              ===========          ===========          ============          ===========

Safe Harbor Act Statement Under the Private Securities Litigation Reform Act of 1995: -- Certain of the statements contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those included in the forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could effect the company's actual results include but are not limited to the risks discussed in the company's Annual Report on Form 10-KSB for the year ended October 31, 2002. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The company undertakes no obligation to update publicly any forward-looking statements to reflect the occurrence of unanticipated events.

Contact: Mikron Infrared, Inc Paul Kohmescher 201/405-0900


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